                                 BTC Properties
                                   Rock Hill

April 29,2003

Mr. George Down
Director
ADVA International, Inc.
454 Anderson Road, BTC Box 524
Rock Hill, SC 29730

Re: Suite 214 Leasing Agreement dated May 23, 2001

Dear Mr. Down;

This letter is in reponse to your letters dated March 24, 2003 and April 3, 2003 regarding ADVA International to vacate Suite 214 prior to the May 31, 2004 termination date of the leasing agreement.

Rock Hill Business Technology Center will retain the security deposit and release ADVA International, Inc, from the leasing agreement dated May 23, 2001 excepting Paragraphs 13 (Mechanic's Liens), Paragraph 19 (Hazardous Materials),
Paragraph 21 (Release From Liability Indemnity), Paragraph 28 (personal
Liability).

Sincerely,

David E. Vipperman, 111
Director